EXHIBIT 99.1
------------



JONES LANG LASALLE                                    NEWS RELEASE


Contact:    Lauralee Martin
Title:      Chief Operating and Financial Officer
Phone:      +1 312 228 2073


                 JONES LANG LASALLE REPORTS SECOND QUARTER
               NET INCOME OF $24.5 MILLION, $0.73 PER SHARE

             Performance in Advisory Fees, Management Services and Leasing Revenue Offsets Capital Markets Decrease


CHICAGO, JULY 29, 2008 - JONES LANG LASALLE INCORPORATED (NYSE: JLL), the leading integrated financial and professional services firm specializing in real estate, today reported net income of $24.5 million, or $0.73 per diluted share of common stock, for the quarter ended June 30, 2008, compared with net income of $77.9 million, or $2.32 per share, for the second quarter of 2007. On a year-to-date basis, 2008 net income was $27.4 million, or $0.82 per share, compared with net income of $105 million, or $3.12 per share in 2007. Operating income for the second quarter of 2008 was $38.2 million, compared with $101 million for the prior year, and on a year-to-date basis, operating income was $46.1 million in 2008 and $137 million in 2007. Included in the firm's 2007 results was a significant second-quarter transaction advisory fee earned in the Asia Pacific Hotels business.

------------------------------------------------------------------------

Second Quarter 2008 Highlights:

  .   LaSalle Investment Management's Advisory fees increased 34 percent

  .   Management Services revenue increased 28 percent

  .   Leasing revenue increased 23 percent

------------------------------------------------------------------------

Revenue decreased in the second quarter of 2008 compared with 2007 by only two percent to $660 million, despite the significant advisory fee earned in Asia Pacific Hotels in 2007 and decreased Capital Markets and Hotels revenue in 2008. Capital Markets and Hotels revenue, excluding the Asia Pacific Hotels fee, for the second quarter decreased $34.3 million, or 30 percent, from 2007. The decline in Capital Markets and Hotels was offset by increased revenue in the quarter across other business lines, led by LaSalle Investment Management's Advisory fees, which increased 34 percent, to $72.6 million, over the prior year. The solid second-quarter performance in Transaction Services revenue included solid contribution from Leasing, which increased 23 percent to $163 million. Excluding Capital Markets and Hotels, Transaction Services revenue increased by 33 percent over 2007, to $266 million, for the second quarter, with increases across all regions. Management Services revenue increased 28 percent to $215 million for the second quarter, with all operating regions achieving revenue growth.









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JONES LANG LASALLE REPORTS SECOND QUARTER NET INCOME OF $24.5 MILLION,
$0.73 PER SHARE -- Page 2



For the first half of 2008, revenue increased to $1.2 billion, five percent over the prior year, despite a year-over-year revenue decrease in Capital Markets and Hotels of $88.5 million and the 2007 Asia Pacific Hotels advisory fee. Factors driving year-to-date performance were similar to those experienced in the second quarter. The current revenue contribution from 2007 and 2008 acquisitions was approximately $57 million and $96 million for the 2008 second quarter and year to date, respectively.

"Solid revenue performance from LaSalle Investment Management and our diverse business lines offset the continued impact of illiquid credit markets on revenue generated by our Capital Markets businesses," said Colin Dyer, Chief Executive Officer of Jones Lang LaSalle. "We are focused on driving our expenses to appropriately reflect current operating conditions, while maintaining leadership positions in Capital Markets and Hotels to respond to the anticipated needs of the marketplace," Dyer added.

Operating expenses were $621 million for the second quarter of 2008, an increase of eight percent over 2007, and $1.2 billion year to date, a 14 percent increase. First-half operating costs increased across all investor and occupier services, principally due to costs associated with the 13 acquisitions that closed in 2007, nine of which were completed in the second half of the year, including larger transactions in India and France. 2008 operating expenses also include costs associated with 10 acquisitions completed this year, seven in the first quarter and three in the second.
As a result, year-to-date 2008 operating expenses include costs from these acquired businesses, including integration and intangible amortization, of approximately $53 million for the second quarter and $92 million year to date, which were not reflected in the firm's 2007 results. The firm's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the 2008 second quarter and year to date were $55.3 million and $76.9 million, respectively.


BUSINESS SEGMENT SECOND QUARTER PERFORMANCE HIGHLIGHTS

INVESTOR AND OCCUPIER SERVICES

  . In the AMERICAS region, revenue for the second quarter of 2008 was $190 million, an increase of six percent over the same period last year. For the first half of 2008, revenue was $364 million, an increase of 11 percent. Excluding the impact of reduced revenue from Capital Markets and Hotels, which decreased from 2007 by $10.0 million or 40 percent for the quarter, and by $23.1 million or 50 percent year to date, revenue increased 14 percent for the quarter and 21 percent for the first half of 2008.

      Second-quarter revenue benefited from Management Services revenue, which increased 10 percent over the prior year to $94.9 million, while Transaction Services revenue excluding Capital Markets and Hotels grew 22 percent. The year-over-year revenue increase for the first half of 2008 was driven mainly by Management Services, which increased 17 percent to $184 million, and Transaction Services excluding Capital Markets and Hotels, which grew 29 percent primarily as a result of increased leasing activity. The region's total Leasing revenue in the second quarter, including both Tenant Representation and Agency Leasing, increased 17 percent to $59.8 million, and on a year-to-date basis increased 27 percent to $117 million, compared with 2007. The growth in Leasing was driven by activity from recruited transactors and acquisitions completed during 2007. Additionally, revenue in the firm's Mexico and South America businesses more than doubled for both the second quarter and first half of the year compared with 2007.



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JONES LANG LASALLE REPORTS SECOND QUARTER NET INCOME OF $24.5 MILLION,
$0.73 PER SHARE -- Page 3



      Operating expenses were $179 million for the second quarter of 2008, an increase of 12 percent, and $353 million for the first half of the year, an increase of 17 percent over the prior year. Costs associated with the hiring of revenue generators in key markets and completion of acquisitions contributed to the increase in operating expenses. The region's EBITDA for the 2008 second quarter and year to date was $18.1 million and $25.3 million, respectively.

      On July 11, 2008, the firm completed the previously announced transaction to merge operations with The Staubach Company, adding significant strength to the firm's tenant representation business. Its founder, Roger Staubach, was named to the Jones Lang LaSalle Board of Directors and to the position of Executive Chairman, Americas.

  . EMEA's second-quarter revenue was $236 million, an increase of 20 percent over the prior year, while revenue in the first half of 2008 was $419 million, an increase of 12 percent over 2007. The growth in total revenue occurred despite lower revenue from Capital Markets and Hotels, which decreased in the second quarter by $17.7 million, or 26 percent, and decreased for the first half of the year by $54.1 million, or 37 percent, compared with the prior year. Excluding Capital Markets and Hotels, revenue for both the second quarter and year to date increased by 44 percent over 2007. The current revenue contribution from 2007 and 2008 acquisitions was approximately $33 million and $57 million for the 2008 second quarter and year to date, respectively.

      Management Services revenue grew 68 percent to $59.0 million for the second quarter and 59 percent to $107 million for the first half of 2008. Transaction Services revenue excluding Capital Markets and Hotels increased 38 percent for the second quarter and 40 percent for the first half of 2008. While the firm experienced a lower volume of Capital Markets transactions compared with the prior year, demand and market share for other services increased. Leasing revenue, included in Transaction Services revenue, increased over the prior year for both the second quarter and year to date by 23 and 25 percent, respectively. Advisory Services revenue, which is also included in Transaction Services, increased 45 percent for second quarter and 42 percent year to date over the prior year.

      Geographically, the slowdown in Capital Markets activity during the first half of 2008 significantly impacted the UK, Germany and France, while Capital Markets activity and revenue increased in Dubai, Russia and Holland, driving healthy year-to-date revenue growth over 2007 in these markets.

      Operating expenses for the second quarter increased 29 percent to $234 million, and increased 23 percent to $424 million, for the first half of 2008 compared with 2007, primarily due to the impact of acquisitions. Of the ten acquisitions completed since the beginning of 2007, seven were completed during or after the third quarter of 2007. Acquired businesses added approximately $33 million of incremental operating expenses, including integration and amortization, in the second quarter results, and approximately $56 million year to date. Acquisitions in the second quarter of 2008 included Kemper's, a 150-person, market-leading retail specialist business in Germany, and the acquisition of the remaining 51 percent interest in a Finnish Leasing and Capital Markets business. The region's EBITDA for the 2008 second quarter and year to date was $9.2 million and $8.2 million, respectively.




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JONES LANG LASALLE REPORTS SECOND QUARTER NET INCOME OF $24.5 MILLION,
$0.73 PER SHARE -- Page 4



  . Revenue for the ASIA PACIFIC region was $142 million for the second quarter of 2008, compared with $211 million in 2007, and $259 million for the first half of 2008, compared with $298 million in 2007. Included in the firm's second quarter 2007 results was the significant transaction advisory fee earned in the Asia Pacific Hotels business. Management Services revenue for the second quarter of 2008 was $61.4 million, an increase of 31 percent, and $119 million for the first half of 2008, an increase of 29 percent over the prior year. The current revenue contribution from 2007 and 2008 acquisitions was approximately $20 million and $32 million for the 2008 second quarter and year to date, respectively.

      Capital Markets and Hotels revenue, excluding the 2007 advisory fee in Hotels, decreased in the second quarter of 2008 by $6.6 million or 30 percent, and decreased for the first half of 2008 by $11.3 million or 33 percent. Leasing activity momentum continued from the first quarter of 2008 and, as a result, Leasing revenue increased by 32 percent for the second quarter and 42 percent for the first half of 2008, compared with 2007.

      The strongest contributors to the year-over-year revenue growth were the growth markets of China, Japan and India. Revenue for these markets increased 40 percent for both the second quarter and first half of the year over 2007, as they benefited from both growing local economic markets and the acquisition in India at the beginning of the third quarter of 2007. The core market of Australia had second quarter revenue growth of 23 percent over the prior year, while Hong Kong grew by 18 percent.

      Operating expenses for the region were $137 million for the second quarter of 2008 and $262 million for the first half of 2008. The operating expenses decreased year over year for the quarter as a result of incentive compensation recognized in 2007 related to the transaction advisory fee in the Hotels business. The impact of acquisitions completed since the beginning of 2007 is included in 2008 operating expenses, adding approximately $15 million to the second quarter and approximately $28 million to the first half of 2008. During the second quarter of 2008, the firm completed the acquisition of a market-leading agency business in the Philippines. The region's EBITDA for the 2008 second quarter and year to date was $8.2 million and $3.2 million, respectively.

LASALLE INVESTMENT MANAGEMENT

      LASALLE INVESTMENT MANAGEMENT continues to benefit from the growth of its annuity-based business, which generated a year-over-year increase in Advisory fees of 34 percent for both the second quarter and first half of 2008. This growth in LaSalle Investment Management's annuity business was principally due to an 18 percent increase in assets under management over the prior year, to $54.1 billion, together with Advisory fees generated from committed capital. Supporting this growth, the firm's co-investment capital grew to $177 million at the end of the first quarter of 2008, a 36 percent increase over the prior year.

      During the second quarter of 2008, Incentive fees were $13.0 million, compared with $29.8 million in 2007, reflecting varied timing in asset sales compared with a year ago. Incentive fees vary significantly from period to period due to both the performance of the underlying investments and the contractual timing of the measurement periods for different clients.




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JONES LANG LASALLE REPORTS SECOND QUARTER NET INCOME OF $24.5 MILLION,
$0.73 PER SHARE -- Page 5



      LaSalle Investment Management raised $1.0 billion of equity in the first half of 2008, compared with $2.8 billion for the first half of 2007. Investments made on behalf of clients in the first half of the year 2008 were $2.2 billion, compared with $3.4 billion in 2007.


SUMMARY

The firm continued to grow its core businesses and globally diverse business platform, both through organic growth and recent targeted strategic acquisitions. LaSalle Investment Management's solid financial results reflect its outstanding track record and research-based approach for delivering value for clients. Despite the continuing uncertainty in the credit markets, the firm is actively managing its cost base, while remaining committed to its leadership position in Capital Markets and Hotels, and making selective investments in growth geographies and service lines.



STATEMENTS IN THIS PRESS RELEASE REGARDING, AMONG OTHER THINGS, FUTURE FINANCIAL RESULTS AND PERFORMANCE, ACHIEVEMENTS, PLANS AND OBJECTIVES, MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, ACHIEVEMENTS, PLANS AND OBJECTIVES OF JONES LANG LASALLE TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THOSE DISCUSSED UNDER "BUSINESS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK," AND ELSEWHERE IN JONES LANG LASALLE'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007 AND IN THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2008 AND IN OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS RELEASE. JONES LANG LASALLE EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN JONES LANG LASALLE'S EXPECTATIONS OR RESULTS, OR ANY CHANGE IN EVENTS.







ABOUT JONES LANG LASALLE

Jones Lang LaSalle (NYSE: JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2007 global revenue of $2.7 billion, Jones Lang LaSalle has approximately 180 offices worldwide and operates in more than 700 cities in 60 countries. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 1.2 billion square feet worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse in real estate with more than $54 billion of assets under management. For further information, please visit our Web site, www.joneslanglasalle.com.


                                  -more-

200 East Randolph Drive Chicago Illinois 60601 | 22 Hanover Square London W1A 2BN | 9 Raffles Place #39-00 Republic Plaza Singapore 048619

JONES LANG LASALLE REPORTS SECOND QUARTER NET INCOME OF $24.5 MILLION, $0.73 PER SHARE -- Page 6



CONFERENCE CALL

The firm will conduct a conference call for shareholders, analysts and investment professionals on Wednesday, July 30 at 9:00 a.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

      .     U.S. callers:           +1 877 809 9540

      .     International callers:  +1 706 679 7364

      .     Pass code:              56375110


WEBCAST

Follow these steps to listen to the webcast:

1.    You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=50090 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to webcastsupport@tfprn.com


SUPPLEMENTAL INFORMATION

Supplemental information regarding the second quarter 2008 earnings call will be posted to the Investor Relations section of the company's Web site:

www.joneslanglasalle.com approximately 15 minutes prior to the conference call and webcast, and will be referred to during the call.


CONFERENCE CALL REPLAY

Available: 11:00 a.m. EDT Wednesday, July 30 through Midnight EDT August 7 at the following numbers:

      .     U.S. callers:           +1 800 642 1687

      .     International callers:  +1 706 645 9291

      .     Pass code:              56375110


WEB AUDIO REPLAY

Audio replay will be available for download or stream within 24 hours of conference call. This information and link is also available on the company's Web site: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle's Investor Relations department at +1 312 228 2919.






                                  #  #  #

                      JONES LANG LASALLE INCORPORATED
                    CONSOLIDATED STATEMENTS OF EARNINGS
         FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
                     (in thousands, except share data)
                                (Unaudited)


                            THREE MONTHS ENDED       SIX MONTHS ENDED
                                 JUNE 30,                JUNE 30,
                          ---------------------   ---------------------
                             2008       2007        2008        2007
                          ---------- ----------   ---------  ----------
Revenue. . . . . . . . .  $  659,515 $  676,086  $1,223,435  $1,166,139

Operating expenses:
  Compensation and
    benefits . . . . . .     431,175    436,265     810,047     761,922
  Operating, adminis-
    trative and other. .     171,875    126,517     332,741     242,253
  Depreciation and
    amortization . . . .      18,268     12,309      34,714      24,935
  Restructuring
    credits. . . . . . .       --         --           (188)       (411)
                          ---------- ----------  ----------  ----------
      Total operating
        expenses . . . .     621,318    575,091   1,177,314   1,028,699
                          ---------- ----------  ----------  ----------
      Operating income .      38,197    100,995      46,121     137,440

Interest expense, net
  of interest income . .       3,560      3,830       4,736       5,668
Gain on sale of
  investments. . . . . .       --         3,703       --          6,129
Equity in earnings
  (loss) from uncon-
  solidated ventures . .         969      6,368      (1,244)      6,502
                          ---------- ----------  ----------  ----------

Income before provision
  for income taxes and
  minority interest. . .      35,606    107,236      40,141     144,403
Provision for income
  taxes. . . . . . . . .       8,973     28,632      10,116      38,556
Minority interest,
  net of income taxes. .       1,114      --          1,666       --
                          ---------- ----------  ----------  ----------
Net income . . . . . . .  $   25,519 $   78,604  $   28,359  $  105,847
                          ========== ==========  ==========  ==========
Net income available to
  common shareholders. .  $   24,516 $   77,932  $   27,356  $  105,175
                          ========== ==========  ==========  ==========

Basic earnings per
  common share . . . . .  $     0.77 $     2.45  $     0.86  $     3.30
                          ========== ==========  ==========  ==========
Basic weighted average
  share outstanding. . .  31,876,045 31,828,364  31,824,435  31,878,811
                          ========== ==========  ==========  ==========

Diluted earnings per
  common share . . . . .  $     0.73 $     2.32  $     0.82  $     3.12
                          ========== ==========  ==========  ==========
Diluted weighted
  average shares
  outstanding. . . . . .  33,458,081 33,655,359  33,340,225  33,664,471
                          ========== ==========  ==========  ==========

EBITDA . . . . . . . . .  $   55,317 $  122,703  $   76,922  $  174,334
                          ========== ==========  ==========  ==========

Please reference attached financial statement notes.

                      JONES LANG LASALLE INCORPORATED
                         SEGMENT OPERATING RESULTS
         FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
                              (in thousands)
                                (Unaudited)


                            THREE MONTHS ENDED       SIX MONTHS ENDED
                                 JUNE 30,                JUNE 30,
                          ---------------------   ---------------------
                             2008       2007        2008        2007
                          ---------- ----------   ---------  ----------
INVESTOR &
 OCCUPIER SERVICES
  AMERICAS
   Revenue:
    Transaction
      services . . . . .  $   88,065 $   85,070  $  167,424  $  157,759
    Management services.      94,945     86,021     183,692     156,952
    Equity earnings. . .          41        270          41         420
    Other services . . .       6,824      7,638      12,580      12,134
                          ---------- ----------  ----------  ----------
                             189,875    178,999     363,737     327,265
   Operating expenses:
    Compensation,
      operating and
      administrative . .     171,825    153,792     338,394     289,675
    Depreciation and
      amortization . . .       7,494      6,084      14,542      12,006
                          ---------- ----------  ----------  ----------
                             179,319    159,876     352,936     301,681
                          ---------- ----------  ----------  ----------
    Operating income . .  $   10,556 $   19,123  $   10,801  $   25,584
                          ========== ==========  ==========  ==========

    EBITDA . . . . . . .  $   18,050 $   25,207  $   25,343  $   37,590
                          ---------- ----------  ----------  ----------

EMEA
   Revenue:
    Transaction
      services . . . . .  $  174,456 $  157,903   $ 306,872  $  300,041
    Management services.      59,027     35,181     107,204      67,264
    Equity earnings
      (loss) . . . . . .          85        172         102        (195)
    Other services . . .       2,530      3,730       4,985       6,767
                          ---------- ----------  ----------  ----------
                             236,098    196,986     419,163     373,877
   Operating expenses:
    Compensation,
      operating and
      administrative . .     226,900    177,830     410,960     335,555
    Depreciation and
      amortization . . .       6,866      3,931      12,886       8,447
                          ---------- ----------  ----------  ----------
                             233,766    181,761     423,846     344,002
                          ---------- ----------  ----------  ----------
    Operating income
      (loss) . . . . . .  $    2,332 $   15,225  $   (4,683) $   29,875
                          ========== ==========  ==========  ==========

    EBITDA . . . . . . .  $    9,198 $   19,156  $    8,203  $   38,322
                          ---------- ----------  ----------  ----------







/continued

                      JONES LANG LASALLE INCORPORATED
                   SEGMENT OPERATING RESULTS - CONTINUED
         FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
                              (in thousands)
                                (Unaudited)


                            THREE MONTHS ENDED       SIX MONTHS ENDED
                                 JUNE 30,                JUNE 30,
                          ---------------------   ---------------------
                             2008       2007        2008        2007
                          ---------- ----------   ---------  ----------
ASIA PACIFIC
   Revenue:
    Transaction
      services . . . . .  $   77,748 $  162,312   $ 136,630  $  201,908
    Management services.      61,444     47,018     118,518      92,077
    Equity earnings
      (loss) . . . . . .         (88)       210        (150)        231
    Other services . . .       2,674      1,691       4,178       3,410
                          ---------- ----------  ----------  ----------
                             141,778    211,231     259,176     297,626
   Operating expenses:
    Compensation,
      operating and
      administrative . .     133,553    165,194     255,961     252,715
    Depreciation and
      amortization . . .       3,451      1,857       6,328       3,630
                          ---------- ----------  ----------  ----------
                             137,004    167,051     262,289     256,345
                          ---------- ----------  ----------  ----------
    Operating income
      (loss) . . . . . .  $    4,774 $   44,180  $   (3,113) $   41,281
                          ========== ==========  ==========  ==========

    EBITDA . . . . . . .  $    8,225 $   46,037  $    3,215  $   44,911
                          ---------- ----------  ----------  ----------

LASALLE INVESTMENT
 MANAGEMENT
   Revenue:
    Transaction
      services . . . . .  $    6,214 $    5,411   $  10,439  $    7,930
    Advisory fees. . . .      72,552     54,295     144,683     108,214
    Incentive fees . . .      13,036     29,817      26,230      51,683
    Equity earnings
      (loss) . . . . . .         931      5,716      (1,237)      6,046
                          ---------- ----------  ----------  ----------
                              92,733     95,239     180,115     173,873
   Operating expenses:
    Compensation,
      operating and
      administrative . .      70,772     65,966     137,474     126,230
    Depreciation and
      amortization . . .         457        437         957         852
                          ---------- ----------  ----------  ----------
                              71,229     66,403     138,431     127,082
                          ---------- ----------  ----------  ----------
    Operating income . .  $   21,504 $   28,836  $   41,684  $   46,791
                          ========== ==========  ==========  ==========

    EBITDA . . . . . . .  $   21,961 $   29,773  $   42,641  $   47,643
                          ---------- ----------  ----------  ----------

-------------------------------------------------------------------------





/continued

                      JONES LANG LASALLE INCORPORATED
                   SEGMENT OPERATING RESULTS - CONTINUED
         FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
                              (in thousands)
                                (Unaudited)


                            THREE MONTHS ENDED       SIX MONTHS ENDED
                                 JUNE 30,                JUNE 30,
                          ---------------------   ---------------------
                             2008       2007        2008        2007
                          ---------- ----------   ---------  ----------

    Total segment
      revenue. . . . . .     660,484    682,454   1,222,191   1,172,641
    Reclassification
      of equity
      earnings (loss). .         969      6,368      (1,244)      6,502
                          ---------- ----------  ----------  ----------
      Total revenue. . .  $  659,515 $  676,086  $1,223,435  $1,166,139
                          ========== ==========  ==========  ==========

      Total operating
       expenses before
       restructuring
       credits . . . . .  $  621,318 $  575,091  $1,177,502  $1,029,110
                          ========== ==========  ==========  ==========
      Operating income
       before restruc-
       turing credits. .  $   38,197 $  100,995  $   45,933  $  137,029
                          ========== ==========  ==========  ==========


Please reference attached financial statement notes.

                      JONES LANG LASALLE INCORPORATED
                        CONSOLIDATED BALANCE SHEETS
            JUNE 30, 2008, DECEMBER 31, 2007 AND JUNE 30, 2007
                              (in thousands)



                                  JUNE 30,                    JUNE 30,
                                   2008       DECEMBER 31,     2007
                                (UNAUDITED)      2007       (UNAUDITED)
                                -----------   -----------   -----------
ASSETS
------
Current assets:
  Cash and cash equivalents. . . $   67,650    $   78,580    $   37,513
  Trade receivables,
    net of allowances. . . . . .    665,137       834,865       581,272
  Notes and other
    receivables. . . . . . . . .     65,155        52,695        60,408
  Prepaid expenses . . . . . . .     39,017        26,148        30,319
  Deferred tax assets. . . . . .     89,281        64,872        48,034
  Other assets . . . . . . . . .     22,857        13,816        22,346
                                 ----------    ----------    ----------
      Total current assets . . .    949,097     1,070,976       779,892

  Property and equipment, at
    cost, less accumulated
    depreciation . . . . . . . .    220,174       193,329       146,926
  Goodwill, with indefinite
    useful lives . . . . . . . .    865,184       694,004       580,237
  Identified intangibles, with
    finite useful lives,
    at cost, less
    accumulated amortization . .     44,663        41,670        38,822
  Investments in real estate
    ventures . . . . . . . . . .    177,399       151,800       130,698
  Long-term receivables. . . . .     46,927        33,219        30,744
  Deferred tax assets. . . . . .     52,578        58,584        40,967
  Other assets . . . . . . . . .     55,740        48,292        47,607
                                 ----------    ----------    ----------
                                 $2,411,762    $2,291,874    $1,795,893
                                 ==========    ==========    ==========

LIABILITIES AND
SHAREHOLDERS' EQUITY
--------------------
Current liabilities:
  Accounts payable and
    accrued liabilities. . . . . $  254,221    $  302,976    $  192,377
  Accrued compensation . . . . .    290,533       655,895       365,679
  Short-term borrowings. . . . .     23,288        14,385        30,239
  Deferred tax liabilities . . .      4,997           727         2,027
  Deferred income. . . . . . . .     30,364        29,756        22,796
  Deferred business
    acquisition obligations. . .     45,168        45,363        19,400
  Other liabilities. . . . . . .     73,354        60,193        39,593
                                 ----------    ----------    ----------
      Total current
        liabilities. . . . . . .    721,925     1,109,295       672,111











/continued

                      JONES LANG LASALLE INCORPORATED
                  CONSOLIDATED BALANCE SHEETS - CONTINUED
            JUNE 30, 2008, DECEMBER 31, 2007 AND JUNE 30, 2007
                              (in thousands)



                                  JUNE 30,                    JUNE 30,
                                   2008       DECEMBER 31,     2007
                                (UNAUDITED)      2007       (UNAUDITED)
                                -----------   -----------   -----------

Long-term liabilities:
  Credit facilities. . . . . . .    441,529        29,205       117,710
  Deferred tax liabilities . . .      1,470         6,577         1,289
  Deferred compensation. . . . .     40,718        46,423        47,267
  Pension liability. . . . . . .      1,101         1,096        20,152
  Deferred business
    acquisition obligations. . .     34,384        36,679        26,039
  Other liabilities. . . . . . .     53,237        43,794        41,266
                                 ----------    ----------    ----------
      Total liabilities. . . . .  1,294,364     1,273,069       925,834

Minority interest. . . . . . . .      9,939         8,272         --

Shareholders' equity:
  Common stock, $.01 par value
    per share, 100,000,000
    shares authorized;
    31,929,669, 31,722,587
    and 36,821,901 shares
    issued and outstanding
    as of June 30, 2008,
    December 31, 2007 and
    June 30, 2007,
    respectively . . . . . . . .        319           317           368
  Additional paid-in capital . .    476,312       441,951       706,050
  Retained earnings. . . . . . .    495,908       484,840       349,705
  Stock held by subsidiary . . .      --            --         (219,359)
  Stock held in trust. . . . . .     (1,980)       (1,930)       (1,427)
  Accumulated other compre-
    hensive income . . . . . . .    136,900        85,355        34,722
                                 ----------    ----------    ----------
      Total shareholders'
        equity . . . . . . . . .  1,107,459     1,010,533       870,059
                                 ----------    ----------    ----------
                                 $2,411,762    $2,291,874    $1,795,893
                                 ==========    ==========    ==========


Please reference attached financial statement notes.

                      JONES LANG LASALLE INCORPORATED
             SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007
                              (in thousands)
                                (Unaudited)



                                                   SIX MONTHS ENDED
                                                       JUNE 30,
                                               ------------------------
                                                  2008          2007
                                               ----------    ----------

Cash (used in) provided by
  operating activities . . . . . . . . . . . . $ (173,205)   $   20,303

Cash used in investing activities. . . . . . .   (242,671)     (108,681)

Cash provided by financing activities. . . . .    404,946        75,279
                                               ----------    ----------

      Net decrease in cash
        and cash equivalents . . . . . . . . .    (10,930)      (13,099)

Cash and cash equivalents,
  beginning of period. . . . . . . . . . . . .     78,580        50,612
                                               ----------    ----------

Cash and cash equivalents,
  end of period. . . . . . . . . . . . . . . . $   67,650    $   37,513
                                               ==========    ==========


Please reference attached financial statement notes.

                      JONES LANG LASALLE INCORPORATED
                         FINANCIAL STATEMENT NOTES


1. EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization. Although EBITDA is a non-GAAP financial measure, it is used extensively by management and is useful to investors as one of the primary metrics for evaluating operating performance and liquidity. The firm believes that an increase in EBITDA is an indicator of improved ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used in the calculations of certain covenants related to the firm's revolving credit facility. However, EBITDA should not be considered as an alternative either to net income or net cash provided by operating activities, both of which are determined in accordance with GAAP. Because EBITDA is not calculated under GAAP, the firm's EBITDA may not be comparable to similarly titled measures used by other companies.

      Below is a reconciliation of net income to EBITDA (in thousands):

                            THREE MONTHS ENDED       SIX MONTHS ENDED
                                 JUNE 30,                JUNE 30,
                          ---------------------   ---------------------
                             2008       2007        2008        2007
                          ---------- ----------   ---------  ----------

Net income . . . . . . .  $   24,516 $   77,932   $  27,356  $  105,175
Add:
Interest expense,
  net of interest
  income . . . . . . . .       3,560      3,830       4,736       5,668
Provision for income
  taxes. . . . . . . . .       8,973     28,632      10,116      38,556
Depreciation and
  amortization . . . . .      18,268     12,309      34,714      24,935
                          ---------- ----------  ----------  ----------
EBITDA . . . . . . . . .  $   55,317 $  122,703  $   76,922  $  174,334
                          ========== ==========  ==========  ==========


Below is a reconciliation of net cash provided by operating activities, the most comparable cash flow measure on the consolidated statements of cash flows, to EBITDA (in thousands):

                            THREE MONTHS ENDED       SIX MONTHS ENDED
                                 JUNE 30,                JUNE 30,
                          ---------------------   ---------------------
                             2008       2007        2008        2007
                          ---------- ----------   ---------  ----------

Net cash provided by
  (used in) operating
  activities . . . . . .   $  98,645 $  202,720  $ (173,205) $   20,303
Add:
Interest expense,
  net of interest
  income . . . . . . . .       3,560      3,830       4,736       5,668
Change in working
  capital and non-cash
  expenses . . . . . . .     (55,861)  (112,479)    235,275     109,807
Provision for
  income taxes . . . . .       8,973     28,632      10,116      38,556
                          ---------- ----------  ----------  ----------
EBITDA . . . . . . . . .  $   55,317 $  122,703  $   76,922  $  174,334
                          ========== ==========  ==========  ==========



/CONTINUED

                      JONES LANG LASALLE INCORPORATED
                   FINANCIAL STATEMENT NOTES - CONTINUED



2. For purposes of segment operating results, the allocation of restructuring credits to our segments has been determined to not be meaningful to investors. Additionally, the performance of segment results has been evaluated without these charges being allocated.

3. The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, to be filed with the Securities and Exchange Commission shortly.

4.    EMEA refers to Europe, Middle East, and Africa.